EXHIBIT 99.1

International Stem Cell Corporation Receives Third
$1M Tranche under a $5 Million Financing

Oceanside, California, March 17, 2009— International Stem Cell Corporation (OTCBB:ISCO) has received the third $1 million tranche of an anticipated private equity financing of up to $5 million to be funded over the next several months. The total amount of the financing will allow the Company to move forward with the construction of its new cGMP cell culture facility and to continue its therapeutic research, including ongoing pre-clinical trials.  The money will also be allocated to fund equipment, product development and marketing requirements to increase revenues in the Company’s subsidiary, Lifeline Cell Technology, which makes and sells specialty cells and growth media.

ISCO is the creator and developer of a new class of stem cells that remove two of the greatest barriers to the therapeutic use of stem cells: 1) immune rejection and 2) the ethical issues that surround the use of embryonic stem cells. ISCO’s technology, called “parthenogenesis,” results in the creation of cell lines that may allow cells from a single donor to be immune-matched to hundreds of millions of people - thus reducing the dangers of immune rejection.  ISCO’s parthenogenetic stem cells come from unfertilized human eggs, thus avoiding ethical issues associated with embryonic stem cells.  To help promote therapeutic research, ISCO makes its stem cells available to qualified researchers worldwide.

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ABOUT INTERNATIONAL STEM CELL CORPORATION (ISCO.OB):

International Stem Cell Corporation is a California biotechnology company focused on developing therapeutic and research products. ISCO’s technology, Parthenogenesis, results in the creation of pluripotent human stem cell lines from unfertilized human eggs. ISCO scientists have created the first Parthenogenetic homozygous stem cell line (phSC-Hhom-4) that can be a source of therapeutic cells that will minimize immune rejection after transplantation into hundreds of millions of individuals of differing sexes, ages and racial groups. These advancements offer the potential to create the first true “Stem Cell Bank” and address ethical issues by eliminating the need to use or destroy fertilized embryos. ISCO also produces and markets specialized cells and growth media worldwide for therapeutic research through its subsidiary Lifeline Cell Technology. For more information, visit the ISCO website at: www.internationalstemcell.com.

EXHIBIT 99.1

FORWARD-LOOKING STATEMENTS:

Statements pertaining to anticipated future financial and/or operating results, future growth in research, technology, clinical development and potential joint venture and other opportunities for the company and its subsidiary, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, application of capital resources among competing uses, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

Key Words: Stem Cells, Biotechnology, Parthenogenesis

Contact:

International Stem Cell Corporation
Kenneth C. Aldrich, Chairman, CEO
kaldrich@intlstemcell.com
760-940-6383
or
William Adams, Chief Financial Officer
wadams@intlstemcell.com
760-940-6383
or
The Investor Relations Group
212-825-3210
Investor Relations:
Adam S. Holdsworth
aholdsworth@investorrelationsgroup.com
or
Media Relations:
Laura Colontrelle
lcolontrelle@investorrelationsgroup.com